UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        July 16, 2003

DIAMOND ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation or organization)	0-17953 (Commission File Number)	22-2748019 (I.R.S. Employer Identification No.)

800 Tucker Lane, Walnut, California   91789
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (909) 839-1989

____________________________________________________
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.

Changes in Registrant’s Certifying Accountant

Effective July 16, 2003, Diamond Entertainment Corporation’s (the “Company”) principal independent accountants, Stonefield Josephson, Inc., resigned as the Company’s principal independent accountant.  Stonefield Josephson, Inc., had been engaged, on August 8, 2002, by the Company as the principal independent accountant to audit the financial statements of the Company for the fiscal year ended March 31, 2003, replacing the firm of Merdinger, Fruchter, Rosen & Company, P.C.  Stonefield Josephson, Inc., was subsequently engaged, on May 19, 2003, to audit the financial statements of the Company for the year ended March 31, 2003, and to re-audit the financial statements of the Company for the year ended March 31, 2002. Stonefield Josephson, Inc., has not rendered any report on the financial statements of the Company filed with the Securities and Exchange Commission (the “Commission”).

A letter of resignation from Stonefield Josephson, Inc., has been furnished to and accepted by the board of directors of the Company.

Stonefield Josephson, Inc., has not presented a written report, or otherwise communicated in writing to the Company or its board of directors the existence of any “disagreement” or “reportable event” within the meaning of Item 304 of Regulation S-B.

The Company has requested Stonefield Josephson, Inc., to furnish a letter addressed to the Commission stating whether it agrees with the above statements, and, if not, stating the respects in which it does not agree.  When the Company receives a copy of the requested letter, the letter will be filed as an exhibit hereto by the filing of an amendment to this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND ENTERTAINMENT CORPORATION.
Date: July 23, 2003	By: /s/ Fred U. Odaka Fred U. Odaka, Chief Financial Officer

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